UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY		11801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2018, Canbiola, Inc. (the “Company”) entered into an Executive Services Agreement (the “Posel Agreement”) with David Posel (“Posel”). Pursuant to the Posel Agreement, Posel has agreed to serve as the Company’s Chief Operating Officer. The initial term of the Posel Agreement began on February 12, 2018 and will continue for a period of four (4) years, unless earlier terminated in accordance with the terms and conditions of the Posel Agreement. Unless otherwise terminated by either party, the Posel Agreement will automatically renew for additional four (4) year terms after the initial term. As compensation for his services, the Company has agreed to pay Posel a base salary of $5,000.00 per month, which additional compensation offered if certain milestones are achieved (the “Salary Milestones”). The Salary Milestones are as follows:

•

If corporate annual sales in a calendar year exceed $1,500,000, Posel’s income shall increase by 20%;

•

If corporate annual sales in a calendar year exceed $3,000,000, Posel’s income shall increase by 10%; and

•

If corporate annual sales in a calendar year exceed $5,000,000, Posel’s incomes shall increase by 20%.

Any increase in Posel’s salary will be based on the previous salary amount being earned. In addition, Posel shall be issued one (1) share of Series A Preferred Stock which shall vest and be considered fully earned upon the expiration of the initial four-year term of the Posel Agreement. Posel shall also receive five percent (5%) of net revenues from the sale of the Company’s products by U.S.A. Wholesale Exchange, LLC.

Pursuant to the Posel Agreement, the Company agreed to hold harmless and indemnify Posel to the fullest extent permitted, except for acts constituting negligence or willful misconducts by Posel. The Posel Agreement otherwise contains standard representations and warranties.

On February 6, 2018, the Company entered into an Amendment to Consulting Agreement with Lawrence F. Davis (“Davis”) to amend that certain Consulting Agreement dated June 13, 2017 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, as amended, Davis agreed to provide consulting services related to the Company’s management, strategic planning, and marketing for a term beginning on June 13, 2017 and ending on June 13, 2019, unless earlier terminated pursuant to the Consulting Agreement. As compensation for his services, the Company agreed to issue Davis a total of 1,000,000 shares of common stock (the “Davis Shares”) in tranches of 250,000 shares each on June 13, 2017, August 13, 2017, November 13, 2017, and February 13, 2017, respectively. The Davis Shares shall vest and be considered fully earned at the end of the term of the amended Consulting Agreement.

On February 14, 2018, the Company entered into an Executive Services Agreement (the “Holtmeyer Agreement”) with Andrew W. Holtmeyer (“Holtmeyer”). Pursuant to the Holtmeyer Agreement, Holtmeyer agreed to serve as the Executive Vice President of Business Development. The initial term of the Holtmeyer Agreement began on February 14, 2018 and continues for a period of three years, unless earlier terminated in accordance with the terms and conditions of the Holtmeyer Agreement. Unless otherwise terminated by either party, the Holtmeyer Agreement will automatically renew for additional three year terms after the initial term. As compensation for his services, the Company agreed to pay Holtmeyer a base salary of $10,000.00 per month. As additional compensation, Holtmeyer shall be issued six shares of the Company’s Series A Preferred Stock (“Shares”), which shall be issued according to the following vesting schedule:

•

Three Shares will be issued and considered fully vested upon the one year anniversary of this Agreement.

•

Two Shares will be issued and considered fully vested upon the two year anniversary of this Agreement.

•

One Share will be issued and considered fully vested upon the three year anniversary of this Agreement.

All Shares will be considered fully earned upon issuance. Executive shall forfeit all unvested Shares should Holtmeyer’s engagement with the Company terminate, for any reason, prior to the expiration of its term.

Pursuant to the Holtmeyer Agreement, the Company agreed to hold harmless and indemnify Holtmeyer to the fullest extent permitted, except for acts constituting negligence or willful misconducts by Holtmeyer. The Holtmeyer Agreement otherwise contains standard representations and warranties.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Company’s issuances of Series A Preferred Stock to Posel and Holtmeyer and common shares to Davis contained in Item 1.01 above are incorporated herein by reference.

All above referenced shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for reference to appointment of David Posel as COO. Mr. Posel’s bio is below:

David Posel started his earliest years as a metallurgical engineer at AGCO Metalex, a large precious metals refinery in Washington State. The son of a Ph.D. chemist, Boeing engineer and mathematics major, he quickly went on to the Semiconductor manufacturing industry for nearly a decade as a metallic silicon coatings engineer, leaving to attend ASU West in Arizona. With an engineering and metallurgical chemistry background, David switched gears to Organic agricultural production for an additional eight years. David was farm director and chief environmental scientist for what was once the oldest Organic farm in the state of Colorado before moving into the more advanced world of CBD, hemp production and custom product development.

David has spent years earning the respect of CBD market leaders and forming solid business relationships both in the US and abroad. His legacy began by making the first CBD infused consumer product offered in the US with 99% isolate, 'CrystalPure CBD' which is now sold under our brand. As COO of Canbiola, David continues to engage market leaders and takes the lead in producing multiple first-to-market products for the CBD industry, and pushes product boundaries to expand hemp product lines across the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: February 16, 2018	By:	___/s/ Marco Alfonsi________ Marco Alfonsi, CEO